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                                                                    EXHIBIT 99.2



                              SECOND AMENDMENT TO
                          SECOND RESTATED AND AMENDED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                           NATIONAL OPERATING, L.P.

                        A DELAWARE LIMITED PARTNERSHIP

               =================================================

              This Second Amendment (the "Second Amendment") to Second Restated and Amended Agreement of Limited Partnership of NATIONAL OPERATING, L.P. (the "Partnership"), is made and entered into as of the 18th day of December, 1998, by Syntek Asset Management, L.P., a Delaware Limited Partnership, as the General Partner (the "General Partner"), and National Realty, L.P., a Delaware Limited Partnership, as the Limited Partner (the "Limited Partner").

              WHEREAS, the General Partner and the Limited Partner entered into the Second Restated and Amended Agreement of Limited Partnership of National Operating, L.P., (the "Partnership Agreement"), dated as of July 29, 1987, and the General Partner, together with a former general partner, amended the Partnership Agreement by executing the Certificate of Amendment of Limited Partnership Agreement of National Operating, L.P. (the "First Amendment"), dated as of May 14, 1990;

              WHEREAS, Paragraph 16.2.1 of the Partnership Agreement permits the amendment of the Partnership Agreement upon approval of a majority of the Limited Partners;

              WHEREAS, the General Partner, being the sole general partner of the Partnership, and the Limited Partner, being the sole limited partner of the Partnership (thereby satisfying the requirements of Paragraph 16.2.1), desire to further amend the Partnership Agreement.

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

              Section 1. The first sentence of Paragraph 17.2.2 is hereby amended and restated in its entirety to read as follows:

                   On or after the fifth anniversary of the Closing Date, the
              General Partner may, upon satisfaction of the conditions contained in Paragraph 12.5.1, withdraw from the Partnership upon 180 days' notice without a breach of Agreement, and except as otherwise provided herein, such withdrawal to take effect on the date specified in such notice; provided, however, the withdrawal of Syntek Asset Management, L.P. as General Partner shall not be subject to the 180 day notice provision.



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              Section 2. To the extent of any inconsistencies between the terms of this Second Amendment and the terms of the Partnership Agreement, the terms of this Second Amendment shall control.

              Section 3. The Partnership Agreement, as modified herein, remains in full force and effect as the agreement of the parties.

              Section 4. This Second Amendment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute but a single instrument.



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              IN WITNESS WHEREOF, this Second Amendment has been duly executed by the parties hereto as of the date first written above.



                                  General Partner
                                  ---------------


                                  SYNTEK ASSET MANAGEMENT, L.P.
                                  A Delaware Limited Partnership




                                  By:  SYNTEK ASSET MANAGEMENT, INC.,
                                       Managing General Partner


                                  By: /s/ Robert A. Waldman
                                     --------------------------------
                                           Robert A. Waldman,
                                           Senior Vice President


                                  By: /s/ Gene E. Phillips
                                     --------------------------------
                                      Gene E. Phillips, General Partner


                                  Limited Partner
                                  ---------------

                                  NATIONAL REALTY, L.P. A Delaware Limited
                                  Partnership

                                  By:  SYNTEK ASSET MANAGEMENT, L.P. A
                                       Delaware Limited Partnership, General
                                       Partner

                                       By:  SYNTEK ASSET MANAGEMENT,
                                            INC., Managing General Partner


                                            By:  /s/ Robert A. Waldman
                                               ----------------------------
                                                 Robert A. Waldman,
                                                 Senior Vice President



                                            By:  /s/ Gene E. Phillips
                                               ----------------------------
                                                 Gene E. Phillips, General
                                                 Partner